                                                             EXHIBIT 24

                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER, JAMES H. AGGER, or ARNOLD H. KAPLAN, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign Form S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock issued under the Stock Option Plan for Directors, the Deferred Compensation Plan for Directors, or any other plan, program, or award ("Plans") of Air Products and Chemicals, Inc. which involves Common Stock, which may be required in connection with (i) the registration of interests in and/or Common Stock for issuance under such Plans as may be necessary from time to time in accordance with the provisions of such Plans, (ii) amendments to said Plans heretofore or hereafter approved by the Board or appropriate committee of the Board or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                      DATE

/s/ Harold A. Wagner       Director, Chairman of the        December 12, 1996
------------------------   Board, Chief Executive Officer
     Harold A. Wagner      and Employee Benefit Plans
                           Committee Member
                           (Principal Executive Officer)



/s/ Dexter F. Baker        Director                         December 12, 1996
------------------------
      Dexter F. Baker


                           Director                         December 12, 1996
------------------------
      Tom H. Barrett


/s/ L. Paul Bremer III     Director                         December 12, 1996
------------------------
    L. Paul Bremer, III

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

        SIGNATURE                       TITLE                      DATE

/s/ Robert Cizik           Director                         December 12, 1996
------------------------
       Robert Cizik


/s/ Ruth M. Davis          Director                         December 12, 1996
------------------------
       Ruth M. Davis


/s/ Joseph J. Kaminski     Director                         December 12, 1996
------------------------
    Joseph J. Kaminski


/s/ Terry R. Lautenbach    Director                         December 12, 1996
------------------------
    Terry R. Lautenbach


 /s/ Ruud F. M. Lubbers    Director                         December 12, 1996
------------------------
    Ruud F. M. Lubbers


                           Director                         December 12, 1996
------------------------
       Judith Rodin


/s/ Takeo Shiina           Director                         December 12, 1996
------------------------
       Takeo Shiina


/s/ Lawrason D. Thomas      Director                         December 12, 1996
------------------------
    Lawrason D. Thomas

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